EXHIBIT 5.1

July 11, 2005

Board of Directors
Century Casinos, Inc.
1263 Lake Plaza Drive, Suite A
Colorado Springs, Colorado 80906

Re:	Century Casinos, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Century Casinos, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about July 11, 2005 for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the sale of the following securities (the “Securities”) having an aggregate initial offering price of up to $50,000,000:

(i)	common stock (“Common Stock”) of the Company, including Common Stock represented by Depositary Certificates (as defined below);

(ii)	preferred stock (“Preferred Stock”) of the Company;

(iii)
debt securities (“Debt Securities”) to be issued under one or more indentures in the form filed as Exhibit 4.4 to the Registration Statement, with appropriate insertions (the “Indenture”), to be entered into by the Company and a trustee or trustees to be named by the Company;

(iv)
depositary certificates evidencing shares of Common Stock deposited under a deposit agreement (a “Deposit Agreement”) between the Company and a depositary selected by the Company (“Depositary Certificates”); and

(v)	units comprised of one or more of the above-referenced securities offered together in different combinations.

The Securities are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”) to be issued in connection with any offer and sale of Securities by the Company. The Securities may be sold pursuant to a definitive underwriting, purchase or similar agreement (the “Underwriting Agreement”) to be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended. This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5) in connection with such registration.

In connection with this opinion, we have examined such corporate records and other documents, including the Registration Statement and the Indenture, and have reviewed such matters of law as we have deemed necessary for this opinion. We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

Based upon the foregoing, subject to the matters set forth below and assuming that:

(i)	the Registration Statement, as finally amended (including all post-effective amendments), has become effective and remains effective during the period when the Securities are offered and sold;

(ii)
an appropriate Prospectus Supplement with respect to the Securities has been prepared, filed and delivered with the Prospectus in compliance with the Securities Act and the applicable rules and regulations thereunder;

(iii)
if the Securities are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the Securities has been duly authorized, executed and delivered by the Company and the other parties thereto;

(iv)
if Preferred Stock is to be sold, each series of Preferred Stock shall have been duly authorized pursuant to a resolution of the Board of Directors of the Company adopting an appropriate certificate of designations, which shall have been filed with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware;

(v)
if Debt Securities are to be sold pursuant to the Indenture, the Indenture shall have been duly authorized, executed and delivered by the Company and other parties thereto and the Indenture shall have become qualified under the Trust Indenture Act of 1939, as amended;

(vi)
if Depositary Certificates are to be sold, the Company shall have entered into a Deposit Agreement which shall have been duly authorized, executed and delivered by the Company and other parties thereto;

(vii)
the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Securities and all matters related thereto;

(viii)
the Securities have been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement, Underwriting Agreement, Indenture or Deposit Agreement relating thereto;

(ix)	there are a sufficient number of authorized but unissued shares of Common Stock and Preferred Stock reserved for issuance when such Securities are offered and sold;

(x)	if the Securities are to be certificated, appropriate certificates evidencing the Securities have been executed and delivered by the Company;

(xi)
the Depositary Agreement, the Underwriting Agreement, the terms of the applicable Securities, and the issuance and sale of the applicable Securities, do not violate any applicable law, are in conformity with the Company’s certificate of incorporation and bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

(xii)
the full consideration stated in the Underwriting Agreement, the Indenture, the Deposit Agreement or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, has been paid for the Securities; and

(xiii)	all applicable securities laws have been complied with;

it is our opinion that, when issued and sold by the Company, (1) the Common Stock, the Preferred Stock and the Depositary Certificates, as applicable, will be legally issued, fully paid and nonassessable, and (2) the Debt Securities will be binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Opinions” in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

FAEGRE & BENSON LLP

/s/ Douglas R. Wright
__________________________________
Douglas R. Wright